SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the registration               If this form relates to the registration
of a class of securities pursuant to                   of a class of securities pursuant to
Section 12(b) of the Exchange Act                      Section 12(g) of the Exchange Act
and is effective pursuant to General                   and is effective pursuant to General
Instruction A.(c), check the following                 Instruction A.(d), check the following
box.|X|                                                box.|_|


Securities Act registration statement file number to which this form relates:
                                                                 333-75321
                                                                 ---------------
                                                                 (If applicable)



        Securities to be registered pursuant to Section 12(b) of the Act:
 Title of each class                      Name of each exchange on which
 to be so registered                      each class is to be registered
7.50% NOTES DUE 2005                       NEW YORK STOCK EXCHANGE, INC.
7.80% NOTES DUE 2010



        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The material set forth in (i) the section captioned "Description of Notes We May Offer" in the registrant's registration statement on Form S-1 (No. 333-75321) and (ii) the section "Specific Terms of the Notes" in the Prospectus Supplement No. 79, dated January 25, 2000 to the registrant's Prospectus, dated May 18, 1999, are each incorporated herein by reference. The outstanding principal amount of the securities of either maturity registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are all part of a single series as described in the documents referenced above.

ITEM 2.   EXHIBITS.

     1. Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 333-75213).

     2. Amended and Restated By-Laws of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.2 to the registrant's registration statement on Form S-1 (No. 333-75213).

     3. Specimen of certificate representing The Goldman Sachs Group, Inc.'s common stock, par value $0.01 per share, incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1 (No. 333-74449).

     4. Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated herein by reference to
          Exhibit 5 to the registrant's registration statement on Form 8-A (No. 001-14965).

     5. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

     6.   Form of The Goldman Sachs Group, Inc.'s 7.50% Notes due 2005.

     7.   Form of The Goldman Sachs Group, Inc.'s 7.80% Notes due 2010.

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  January 27, 2000         THE GOLDMAN SACHS GROUP, INC.


                                By:   /s/ DAN H. JESTER
                                   ---------------------------------------------
                                   Name:  Dan H. Jester
                                   Title: Vice President and Treasurer